Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-133039) pertaining to the Jefferson-Pilot Corporation Teamshare Plan of Jefferson-Pilot Corporation of our report dated June 27, 2006, with respect to the financial statements and schedules of the Jefferson-Pilot Corporation Teamshare Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Greensboro, North Carolina
June 22, 2006

 15